Exhibit 10.2

EXECUTION

XO COMMUNICATIONS, INC.

FOREBEARANCE AGREEMENT TO
CREDIT AND GUARANTY AGREEMENT

     This FOREBEARANCE AGREEMENT TO CREDIT AND GUARANTY AGREEMENT (this “Forebearance Agreement"), dated as of December 14, 2001, to the CREDIT AND GUARANTY AGREEMENT, dated as of February 3, 2000 (such agreement as amended, supplemented or otherwise modified from time to time, the “Credit Agreement"), is entered into by and among XO COMMUNICATIONS, INC. (formerly, NEXTLINK Communications, Inc.), a Delaware corporation (“Company"), THE CREDIT SUPPORT PARTIES listed on the signature pages hereto (each individually referred to herein as a “Credit Support Party” and collectively as “Credit Support Parties"), THE FINANCIAL INSTITUTIONS listed on the signature pages hereto (each individually referred to herein as a “Lender” and collectively as the “Lenders"), TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, “Administrative Agent"), BARCLAYS BANK PLC and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Co-Documentation Agents (in such capacity, each a “Co-Documentation Agent"), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”) and TD SECURITIES (USA) INC., as Co- Lead Arrangers (in such capacity, each a “Co-Lead Arranger"), and GSCP, as Syndication Agent (in such capacity, “Syndication Agent").

RECITALS:

     WHEREAS, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement;

     WHEREAS, Company, the Lenders, Administrative Agent, Co-Lead Arrangers, Syndication Agent and Co-Documentation Agents are parties to the Credit Agreement, pursuant to which the Lenders have extended certain credit facilities to Company;

     WHEREAS, Company (i) is in default under the Credit Agreement as a result of its failure to make certain interest payments on certain of its outstanding Indebtedness, which default would become an Event of Default upon the expiration of any applicable grace period, and (ii) has informed the Lenders that it may be in default under the Credit Agreement as a result of its failure to have Revenues for the Fiscal Quarter ended December 31, 2001 of at least $375,000,000 (collectively, the “Identified Events of Default");

     WHEREAS, Company has publicly announced proposed new equity investments in Company totaling $800,000,000 (the “New Investment") and as a condition to such new equity investment the investors (the “Investors") have required, and Company hereby requests, that the Administrative Agent and the Lenders agree to forebear from exercising certain rights and remedies under the Credit Agreement subject to certain conditions;

     WHEREAS, the Administrative Agent and the Lenders have agreed to forebear from exercising certain rights and remedies with respect to certain defaults under the Credit Documents, which such forebearance shall become effective upon satisfaction of the conditions precedent set forth herein; and

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, the Lenders and the Administrative Agent agree that, on the Forebearance Effective Date, the parties shall agree as follows:

SECTION 1. FOREBEARANCE

     Subject to the terms of this Forebearance Agreement, at the request of Company, Lenders agree to forebear from exercising their rights and remedies under the Credit Documents in respect of the Identified Events of Default that have occurred prior to and will continue after the Forebearance Effective Date (as defined below), such agreement to forebear to terminate, on the earlier to occur of (i) April 15, 2002, (ii) the occurrence of a Default or an Event of Default after the Forebearance Effective Date (other than Identified Events of Default), (iii) any holder or holders of any Indebtedness of Company (including, without limitation, any Indebtedness under the Public Indentures) or any trustee or agent on its or their behalf take any action to (a) exercise or attempt to exercise any remedial or other rights with respect to such Indebtedness or (b) cause or attempt to cause any Indebtedness to become due or to require or attempt to require the prepayment, repurchase, redemption or defeasance thereof, (iv) any material change in the terms of the New Investment that the Lenders, in their reasonable discretion, deem adverse to the Lenders, (v) either Company or any of the Investors publicly announcing that the New Investment will not be made, (vi) any Material Adverse Effect since November 29, 2001, the date on which Company filed a Form 8-K with the Securities and Exchange Commission describing the New Investment, (vii) any litigation brought against the Lenders or the Administrative Agent by Company, any creditor thereof or any affiliate thereof to the extent such litigation relates to this Forebearance Agreement, any Credit Documents or any of the transactions contemplated hereby or thereby, (viii) any additional Indebtedness of the types set forth in Sections 6.1(c), (h), (i), (j), (k),(m), (n) or (o) of the Credit Agreement is incurred by Company, any Restricted Subsidiary or any Unrestricted Subsidiary or any additional Investment is made by Company, any Restricted Subsidiary or any Unrestricted Subsidiary pursuant to (a) Section 6.5(b)(iii) or (iv) or (b) Section 6.5(h) or (i) of the Credit Agreement, (ix) notwithstanding anything set forth in the Credit Agreement to the contrary, the failure by Company to prepay the Loans and/or reduce the Commitments with 100% of the Net Asset Sale Proceeds from any Asset Sale within three (3) Business Days of receipt thereof by Company or any of its Subsidiaries, pursuant to Section 2.13(b) of the Credit Agreement, (x) any Restricted Junior Payment is made by

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Company, any Restricted Subsidiary or any Unrestricted Subsidiary, other than any Restricted Junior Payments to Company or a Guarantor or regularly scheduled payments of principal and interest on Capital Leases and other secured Indebtedness of the Company and its Subsidiaries or (xi) Company’s failure to have Revenues of at least $335,000,000 for the Fiscal Quarter ended December 31, 2001 (such period of forebearance, the “Forebearance Period”). The foregoing shall not constitute a waiver of any other rights or remedies under the Credit Documents in respect of such breaches, violations and defaults or any other breaches, violations and defaults and on and after the end of the Forebearance Period, Agents and Lenders shall be entitled to exercise all rights and remedies with respect to the Identified Events of Default as if such forbearance had never been granted.

SECTION 2. CONDITIONS TO EFFECTIVENESS

     The effectiveness of the provisions set forth in Section 1 above are subject to the prior or concurrent satisfaction of the following conditions (the date of satisfaction of such conditions being referred to herein as the “Forebearance Effective Date"):

     A.     Executed Agreement. On or before the Forebearance Effective Date Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) executed originals of this Forebearance Agreement, and (to the extent not previously executed and delivered to Lenders) the other Credit Documents to which it is a party.

     B.     Representations and Warranties; Performance of Agreements. On the Forebearance Effective Date, (i) the representations and warranties contained in Section 4 of the Credit Agreement, are and will be true, correct and complete in all material respects on and as of the Forebearance Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, other than with respect to (x) those Material Adverse Effects pursuant to Section 4.9 which have been publicly disclosed in Company’s filings with the Securities and Exchange Commission prior to the date hereof, (y) Section 4.23 with respect to the solvency of the Credit Parties and (z) Section 4.16 with respect to the Identified Events of Default, and (ii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Forebearance Agreement provides shall be performed or satisfied by Company on or before the Forebearance Effective Date, except as otherwise disclosed to and agreed to in writing by Administrative Agent.

     C.     Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Forebearance Agreement and the Credit Agreement and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such

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counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

     D.     Fees. The Agents shall have received reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by Company hereunder or under any other Credit Document, including payment with respect to reasonable legal and other professional fees. In addition, the Administrative Agent shall have received $1,000,000 as a retainer to cover the ongoing fees of professionals pursuant to a retainer agreement reasonably acceptable to the Administrative Agent.

     E.     Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the execution of this Forebearance Agreement.

     F.     Lenders’ Consent. The Administrative Agent and the Requisite Lenders shall have executed this Forebearance Agreement and shall have delivered an original or facsimile copy hereof to Administrative Agent.

     G.     New Investment. Company and the Investors shall have executed and delivered definitive documentation with respect to the New Investment which documentation shall be reasonably satisfactory to the Administrative Agent and the Requisite Lenders.

     H.     Other Requirements. Administrative Agent and Lenders shall have received such other documents and information regarding the Credit Parties as reasonably requested by the Administrative Agent.

Upon the occurrence of the Forebearance Effective Date, at the request of Company the Administrative Agent shall provide a certificate as to the occurrence of the Forebearance Effective Date.

SECTION 3. ADDITIONAL COVENANTS

     A.     Payment of Interest. Notwithstanding anything in the definition of Interest Payment Date or in Section 2.6 of the Credit Agreement to the contrary, Company hereby agrees, with respect to any Base Rate Loan, to pay interest in arrears on the first Business Day of each calendar month for the preceding calendar month, commencing on February 1, 2002 until the end of the Forebearance Period.

     B.     Monthly Reports. Without limitation of the obligations of Company under the Credit Agreement, the Company agrees to deliver to the Administrative Agent, with a copy to each Lender, within 30 days after the end of each calendar month (commencing with the calendar month ending November 30, 2001), the unaudited summary consolidated balance sheets of Company and its Subsidiaries as at the end of such calendar month and the related summary consolidated statements of income and summary consolidated statements of cash flows for such calendar month

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and for the elapsed portion of the fiscal year ended with the last day of such calendar month, in each case setting forth comparative figures for the corresponding calendar month in the prior fiscal year; all prepared in accordance with GAAP (subject to normal adjustments necessary for a fair presentation of results for an interim period) and in reasonable detail, together with a certification by a responsible financial officer.

SECTION 4. CERTAIN REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Forebearance Agreement and to forebear from enforcing their rights and remedies under the Credit Documents, Company represents and warrants to each Lender that the following statements are true, correct and complete in all material respects:

     A.     Corporate Power and Authority. Each Credit Party has all requisite corporate power and authority to enter into this Forebearance Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement, and the other Credit Documents.

     B.     Authorization of Agreements. The execution and delivery of this Forebearance Agreement and the performance of the Credit Agreement, and the other Credit Documents have been duly authorized by all necessary corporate action on the part of each Credit Party.

     C.     No Conflict. The execution and delivery by each Credit Party of this Forebearance Agreement and the performance by each Credit Party of the Credit Agreement, and the other Credit Documents and the other transactions consummated on the Forebearance Effective Date do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Company or any Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any governmental authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 4.C, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Forebearance Effective Date.

     D.     Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any governmental authority is or will be required in connection with the

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execution and delivery by each Credit Party of this Forebearance Agreement and the performance by Company of the Credit Agreement, and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

     E.     Binding Obligation. This Forebearance Agreement and the Credit Agreement have been duly executed and delivered by each Credit Party thereto and each constitutes a legal, valid and binding obligation of the Credit Parties to the extent a party thereto enforceable against the Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     F.     Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Forebearance Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, other than with respect to (x) those Material Adverse Effects pursuant to Section 4.9 which have been publicly disclosed in Company’s filings with the Securities and Exchange Commission prior to the date hereof, (y) Section 4.23 with respect to the solvency of the Credit Parties and (z) Section 4.16 with respect to the Identified Events of Default.

     G.     Absence of Default. After giving effect to this Forebearance Agreement, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Forebearance Agreement that would constitute an Event of Default or a Default (other than Identified Events of Default).

     H.     Offsets and Defenses; Affirmation. No Credit Party has offsets or defenses to its obligations under the Credit Documents and no claims or counterclaims against any of the Agents or the Lenders and each such Credit Party hereby ratifies and affirms all of its Obligations and all liens and security interests contemplated by the Collateral Documents.

     I.     Release by the Credit Parties. (a) As an inducement to the Lenders to enter into this Forebearance Agreement, each Credit Party hereby releases and discharges the Lenders and the Agents, and their respective successors and assigns, and all officers, directors, employees, agents, representatives and attorneys of each of them from all actions, counterclaims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, variances, trespasses, damages, judgements, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Lenders, the Agents and/or their successors and assigns which such Credit Party ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Forebearance Agreement that arises out of (whether by contract or tort or otherwise) this Forebearance

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Agreement, any Credit Documents or any of the transactions contemplated hereby or thereby (the “Released Claims”).

(b) In order to induce the Lenders to accept the release set forth herein, each Credit Party represents that:

(i) such release constitutes a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms. The execution and delivery of, and the performance and compliance by such Credit Party with such release will not conflict with, or constitute on the part of such Credit Party a violation or breach of, or a default under, and will not require any authorization, consent, approval or other action by, or any notice to, or filing with any court or administrative body or any other Person pursuant to, any mortgage, deed of trust, loan agreement, trust agreement or other agreement or instrument to which such Credit Party or any of its property is subject or any laws and other governmental requirements; and

(ii) such Credit Party (A) has not sold, transferred, conveyed, abandoned or otherwise disposed of any of the Released Claims, whether or not know, suspected or claimed that such Credit Party has, had or may have, against the Lenders, any Agent and/or any of their successors, predecessor (including, without limitation, all predecessors by virtue of merger) and assigns, as the case may be and (B) has sought the advice of counsel with respect to the execution and delivery of this Forebearance Agreement and such Credit Party understands the legal implications with respect to the release set forth herein and the other documents executed by such Credit Party in connection herewith.

(c) Each Credit Party hereby acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of the release set forth herein, but that it is such Credit Party’s intention to, and it does, hereby fully, finally and forever settle the Released Claims; in furtherance of such intention, each Credit Party acknowledges that the release set forth herein shall be and remain in effect as a full and complete release, notwithstanding the subsequent discovery or existence of any such additional or different facts.

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SECTION 5. ACKNOWLEDGMENT AND CONSENT

          Each of the Guarantors set forth on the signature pages annexed hereto are collectively referred to herein as the “Credit Support Parties”.

          Each of the Credit Support Parties hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Forebearance Agreement and consents to the amendment of the Credit Agreement affected pursuant to the terms of this Forebearance Agreement. Each Credit Support Party hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).

     Each of the Credit Support Parties acknowledges and agrees that each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Forebearance Agreement. Each Credit Support Party represents and warrants that all representations and warranties contained in the Credit Agreement, and the Credit Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Forebearance Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each of the Credit Support Parties acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Forebearance Agreement, it is not required by the terms of the Credit Agreement or any other Credit Document to consent to the terms effected pursuant to this Forebearance Agreement and (ii) nothing in the Credit Agreement, this Forebearance Agreement or any other Credit Document shall be deemed to require the consent of Credit Support Parties to any future amendments to the Credit Agreement.

SECTION 6. MISCELLANEOUS

     A.     Reference to, and Effect on, the Credit Agreement and the Other Credit Documents.

(i) The Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(ii) The execution, delivery and performance of this Forebearance Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a

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waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

     B.     Headings. Section and Subsection headings in this Forebearance Agreement are included herein for convenience of reference only and shall not constitute a part of this Forebearance Agreement for any other purpose or be given any substantive effect.

     C.     APPLICABLE LAW. THIS FOREBEARANCE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     D.     Counterparts. This Forebearance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Forebearance Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	XO COMMUNICATIONS, INC.

By: /s/ Wayne M. Rehberger Name: Wayne M. Rehberger Title: Chief Financial Officer

CREDIT SUPPORT
PARTIES:

XO ALABAMA, INC.
XO ARIZONA, INC.
XO CALIFORNIA, INC.
XO CAPITAL, INC.
XO COLORADO, LLC
XO CONNECTICUT, INC.
XO DELAWARE, INC.
XO D.C., INC.
XO FLORIDA, INC.
XO GEORGIA, INC.
XO HAWAII, INC.
XO IDAHO, INC.
XO ILLINOIS, INC.
XO INDIANA, INC.
XO INTERCITY HOLDINGS NO. 1, LLC
XO INTERCITY HOLDINGS NO. 2, LLC
XO KANSAS, INC.
XO KENTUCKY, INC.
XO LMDS HOLDINGS NO. 1, INC.
XO LOUISIANA, INC.
XO MAINE, INC.
XO MANAGEMENT SERVICES, INC.
XO MANAGEMENT SERVICES NEVADA, INC.
XO MARYLAND, LLC
XO MASSACHUSETTS, INC.
XO MICHIGAN, INC.
XO MINNESOTA, LLC
XO MISSISSIPPI, INC.
XO MISSOURI, INC.
XO NEW HAMPSHIRE, INC.
XO NEW JERSEY, INC.
XO NEW MEXICO, INC.
XO NEW YORK, INC.
XO NORTH CAROLINA, INC.

By:	/s/Wayne M. Rehberger Name: Wayne M. Rehberger Title: Chief Financial Officer

CREDIT SUPPORT
PARTIES (continued):

XO OHIO, INC.
XO OREGON, INC.
XO PENNSYLVANIA, INC.
XO RHODE ISLAND, INC.
XO SOUTH CAROLINA, INC.
XO TENNESSEE, INC.
XO TEXAS, INC.
XO UTAH, INC.
XO VIRGINIA, LLC
XO WASHINGTON, INC.
XO WEST VIRGINIA, INC.
XO WISCONSIN, INC.

By: /s/ Wayne M. Rehberger Name: Wayne M. Rehberger Title: Chief Financial Officer

AGENTSS AND LENDERS	TORONTO DOMINION (TEXAS), INC, as Administrative Agent and Lender

By: /s/ Lynn Chasin Name: Lynn Chasin Title: Vice President

GODMAN SACHS CREDIT PARTNERS L.P. as Syndication Agent and Lender

By: /s/ Stephen King Authorized Signatory

BARCLAYS BANK PLC, as Co-Documentation Agent and Lender

By: /s/ Arthur J. Olsen Name: Arthur J. Olsen Title: Vice President

JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank) (successor to Morgan Guaranty Trust Company of New York), as Co-Documentation Agent and a Lender

By: /s/ John Kowalezuk Name: John Kowalezuk Title: Vice President

BANK OF AMERICA, N.A. as Managing Agent and a Lender By: /s/ Elizabeth Borrow Name:
Title:

CITICORP USA, INC. as Managing Agent and a Lender By: /s/ John P. Judge Name: John P. Judge Title: Vice President

DEUTSCHE BANK, AG NEW YORK AND/OR CAYMAN ISLAND BRANCES as Managing Agent and a Lender

By: /s/ Anca Trifan Name: Anca Trifan Title: Director

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DEUTSCHE BANK, AG NEW YORK AND/OR CAYMAN ISLAND BRANCES as Managing Agent and a Lender

By: /s/ Kevin Cheng Name: Kevin Cheng Title: Associate

FLEET NATIONAL BANK, as Managing Agent and a Lender

By: /s/ Kay H. Campbell Name: Kay H. Campbell Title: Vice President

BANK OF NOVA SCOTIA, as Managing Agent and a Lender

By: /s/ Stephen C. Levi Name: Stephen C. Levi Title: Authorized Signatory

CREDIT LYONNAIS – NEW YORK BRANCH, as Co-Agent and a Lender

By: /s/ Patrick McCarthy Name: Patrick McCarthy Title: Authorized Signatory

BANK OF NEW YORK, as a Lender

By: /s/ Michael E. Masters Name: Michael E. Masters Title: AVP

XO COMMUNICATIONS FOREBEARANCE AGREEMENT TO CREDIT AND GUARANTY AGREEMENT	AMMC CDO I, LIMITED by: American Money Management Corp., As Collateral Manager

By: /s/ David P. Meyer Name: David P. Meyer Title: Vice President

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XO COMMUNICATIONS FOREBEARANCE AGREEMENT TO CREDIT AND GUARANTY AGREEMENT	NATIONAL WESTMINSTER BANK PLC by: NatWest Capital Markets Limited, its Agent by: Greenwich Capital Markets, Inc., its Agent

By: /s/ Harry Paschalidis Name: Harry Paschalidis Title: Assistant Vice President

APPEX (IDM) CDO I, LTD, as a Lender

By: /s/ Adrienne Musgnug Name: Adrienne Musgnug Title: Director

ELC (CAYMAN) LTD. CDO SERIES 1999-I as a Lender

By: /s/ Adrienne Musgnug Name: Adrienne Musgnug Title: Director

ELC (CAYMAN) LTD. 1999-II as a Lender

By: /s/ Adrienne Musgnug Name: Adrienne Musgnug Title: Director

Sankaty Advisors, Inc. as Collateral Manager for Brant Point CBO 1999-1 LTD., as Term Lender

By: /s/ Diane J. Exter Name: Diane J. Exter Title: Managing Director Portfolio Manager

Sankaty Advisors, Inc. as Collateral Manager for Great Point CLO 1999-1 LTD., as Term Lender

By: /s/ Diane J. Exter Name: Diane J. Exter Title: Managing Director Portfolio Manager

CARLYLE HIGH YIELD PARTNERS II, LTD a Lender

By: /s/ Linda M. Pace Name: Linda M. Pace Title: Vice President

CYPRESSTREE INVESTMENT PARTNERS I, LTD

By: CypressTree Investment Management Company, Inc. as Portfolio Manager

By: /s/ Preston I. Carnes, Jr. Name: Preston I. Carnes, Jr. Title: Managing Director

CYPRESSTREE INVESTMENT PARTNERS II, LTD

By: CypressTree Investment Management Company, Inc. as Portfolio Manager

By: /s/ Preston I. Carnes, Jr. Name: Preston I. Carnes, Jr. Title: Managing Director

EXPORT DEVELOPMENT CORPORATION, as a Lender

By: /s/ Luisa Rebolledo Name: Luisa Rebolledo Title: Loan Asset Manager

By: /s/ Lynda Bernst Name: Lynda Bernst Title: Loan Portfolio Manager

FIDELITY ADVISOR SERIES II:
FIDELITY ADVISOR HIGH YIELD FUND, as a Lender

By: /s/ John H. Costello Name: John H. Costello Title: Assistant Treasurer

PENSION INVESTMENT COMMITTEE OF GENERAL MOTORS FOR GENERAL EMPLOYEES DOMESTIC GROUP, as a Lender

By: /s/ John P. O’Reilly, Jr. Name: John P. O’Reilly, Jr. Title: Executive Vice President

FIRST DOMINION FUNDING I, as a Lender

By: /s/ David H. Lerner Name: David H. Lerner Title: Authorized Signatory

FIRST DOMINION FUNDING II, as a Lender

By: /s/ David H. Lerner Name: David H. Lerner Title: Authorized Signatory

FOOTHILL INCOME TRUST, L.P., as a Lender

By: /s/ Sean T. Dixon Name: Sean T. Dixon Title: Managing Member

FORTIS CAPITAL CORP. as a Lender

By: /s/ Alan E. McLintock Name: Alan E. McLintock Title: Managing Director

By: /s/ Colm Kelly Name: Colm Kelly Title: Assistant Vice President

FRANKLIN FLOATING RATE TRUST as a Lender

By: /s/ Chauncey Lufkin Name: Chauncey Lufkin Title: Vice President

FRANKLIN FLOATING RATE MASTER SERIES as a Lender

By: /s/ Chauncey Lufkin Name: Chauncey Lufkin Title: Vice President

INDOSUEZ CAPITAL FUNDING IIA, LIMITED, By: Indosuez Capital as Portfolio Advisor

By: /s/ Jack C. Henry Name: Jack C. Henry Title: Principal

INDOSUEZ CAPITAL FUNDING IV, L.P., By: Indosuez Capital as Portfolio Advisor

By: /s/ Jack C. Henry Name: Jack C. Henry Title: Principal

INDOSUEZ CAPITAL FUNDING VI, LIMITED, By: Indosuez Capital as Portfolio Advisor

By: /s/ Jack C. Henry Name: Jack C. Henry Title: Principal

KEMPER FLOATING RATE FUND, as a Lender

By: /s/ Kenneth Weber Name: Kenneth Weber Title: Sr. Vice President

MUIRFIELD TRADING LLC, as a Lender

By: /s/ Diana L. Mushill Name: Diana L. Mushill Title: Asst. Vice President

OLYMPIC FUNDING TRUST, SERIES 1999-1 as a Lender

By: /s/ Diana L. Mushill Name: Diana L. Mushill Title: Authorized Agent

SEQUILS-CUMBERLAND I, LDT as a Lender By: Deerfield Capital Management, LLC as its Collateral Manager

By: /s/ Mark E. Wittnebel Name: Mark E. Wittnebel itle: Sr. Vice President

North American Senior Floating Rate Fund Inc. By: Stanfield Capital Partners LLC as Subadviser as a Lender

By: /s/ Christopher A. Bondy Name: Christopher A. Bondy Title: Partner

Stanfield Arbitrage CDO, Ltd By: Stanfield Capital Partners LLC as its Collateral Manager as a Lender

By: /s/ Christopher A. Bondy Name: Christopher A. Bondy Title: Partner

Stanfield/RMF Transatlantic CDO, Ltd By: Stanfield Capital Partners LLC as its Collateral Manager as a Lender

By: /s/ Christopher A. Bondy Name: Christopher A. Bondy Title: Partner

Windsor Loan Funding, Limited By: Stanfield Capital Partners LLC as its Investment Manager as a Lender

By: /s/ Christopher A. Bondy Name: Christopher A. Bondy Title: Partner

Hamilton CDO, Ltd By: Stanfield Capital Partners LLC as its Collateral Manager as a Lender

By: /s/ Christopher A. Bondy Name: Christopher A. Bondy Title: Partner

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